SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 28, 2002
———————————————
(Date of Earliest Event Reported)

Video Network Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22235	52-1707962

(State of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification Number)

50 International Drive, Portsmouth, New Hampshire	03801

(Address of Principal Executive Offices)	(Zip Code)

(603) 334-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Additional Short-term Financing Completed. Video Network Communications, Inc. (the “Company”) announced today that it has completed a fourth short-term debt financing. On March 28, 2002, the Company issued to investors in a private placement $349,000 in the aggregate principal amount of 9% Unsecured Promissory Notes (the “Unsecured Notes”) and warrants (the “Warrants”) to purchase 698,000 shares of the Company’s common stock at an initial exercise price of $1.30 per share (the “Bridge Financing”). The Company offered the Unsecured Notes and Warrants directly to persons who qualified as “accredited investors” under the Securities Act of 1933, as amended, and not through any placement agent. Each investor who participated in the Bridge Financing received an Unsecured Note representing the principal amount of the investor’s investment and a Warrant to purchase the Company’s common stock. For every dollar that an investor invested in the Bridge Financing, the investor received a Warrant to purchase two shares of the Company’s common stock.

     The Unsecured Notes are unsecured debt obligations of the Company and are due and payable on the earlier of June 26, 2002 or the date on which the Company completes its next debt or equity financing in which it raises in the aggregate, on a cumulative basis, in excess of $2,500,000 in gross proceeds. The holders of the Unsecured Notes have the right to convert all or any portion of the principal amount of the Unsecured Notes into the securities that the Company issues in its next financing. The Unsecured Notes bear interest at a rate of 9% per annum. Interest accrues from March 28, 2002 through the date on which the Unsecured Notes become due and payable. If the Unsecured Notes are not paid when due, interest will accrue at the rate of 18% per annum thereafter.

     The Warrants issued in connection with the loan will first be exercisable beginning on August 26, 2002 and will be exercisable until August 26, 2007. The initial exercise price for the Warrants of $1.30 per share is subject to adjustment in certain limited events, including recapitalizations, reclassifications or split-ups of the Company’s common stock and for issuances of securities at a price less than the then current exercise price. The Warrants have a cashless exercise provision.

     The Company is using the net proceeds from the Bridge Financing to provide short-term working capital.

     Defaults on Prior Bridge Notes and Sanmina Note. The Company is currently in default on certain of its outstanding bridge note obligations. The Company is in default on its repayment obligations to holders of the $1,000,000 aggregate principal amount of 9% Senior Secured Promissory Notes issued in September and October of 2001 (the “First Bridge Notes”) and is in breach of certain of its covenants in the First Bridge Notes and related documentation. The First Bridge Notes are secured by substantially all of the Company’s intellectual property and, as amended, were due and payable on February 15, 2002 or, in the case of $300,000 aggregate principal amount of the First Bridge Notes, the holders of which agreed to extend the maturity date, March 31, 2002. As a result of the Company’s default on the First Bridge Notes, the holders of the First Bridge Notes have the right to exercise various legal and contractual remedies, including the right to foreclose on substantially all of the Company’s intellectual property which constitutes a material portion of the Company’s assets, and interest will accrue on the First Bridge Notes from the first date of default at the rate of 18% per year. The Company also is in default in its repayment obligations to the holders of the $1,674,982 aggregate principal amount of 9% Unsecured Promissory Notes issued in November and December of 2001 (the “Second Bridge Notes”) and is in breach of certain covenants of the Company set forth in the Second Bridge Notes and related documentation. The Second Bridge Notes are unsecured debt obligations of the Company and, as amended, were due and payable on February 19, 2002 or, in the case of $350,000 aggregate principal amount of Second Bridge Notes, the holders of which agreed to extend the maturity date, March 31, 2002. As a result of the Company’s default on the Second Bridge Note obligations, the holders of the Second Bridge Notes have the right to exercise various contractual and legal remedies, and interest will accrue on the Second Bridge Notes from the first date of default at the rate of 18% per year.

     The Company also has outstanding $500,000 aggregate principal amount of 9% Unsecured Promissory Notes issued on January 24, 2002 (the “Third Bridge Notes” and, together with the First and Second Bridge Notes, the “Prior Bridge Notes”), which are due and payable upon the earlier of April 24, 2002 or the date on which the Company completes its next debt or equity financing in which it raises in the aggregate, on a cumulative basis, in excess of $2,500,000 in gross proceeds (a “Qualified Financing”). The Company is unsure whether it will complete a Qualified Financing prior to April 24, 2002 and may not be able to repay the Third Bridge Note obligations when they become due on April 24, 2002. If the Company defaults on the Third Bridge Note obligations, the holders of the Third Bridge Notes have the right to exercise various contractual and legal remedies, and interest would accrue on the Third Bridge Notes from the date of default at the rate of 18% per year.

     The Company is also in default on its outstanding note to Sanmina-SCI Corporation (the “Sanmina Note”). The Sanmina Note is secured by substantially all of the Company’s assets, other than its intellectual property. The Sanmina Note became due and payable on February 28, 2002. As a result of the default on the Sanmina Note, Sanmina-SCI Corporation has the right to foreclose on a material portion of the Company’s assets.

     The Company has pledged substantially all of its material assets as security for the First Bridge Notes and the Sanmina Note. As a result of the Company’s defaults on the Prior Bridge Notes and the Sanmina Note, the holders of those notes may accelerate the Company’s obligation to repay in full the Company’s outstanding obligations under these notes, including principal, interest and costs associated with the acceleration, and any such acceleration could trigger a cross-default provision in other obligations, requiring the Company to pay immediately all of the aggregate outstanding principal and interest on other obligations. The loss of the assets that serve as security for the Company’s outstanding obligations would materially and adversely affect its business and could require it to file for bankruptcy.

     Additional Financing and Related Matters. The Company is continuing to seek additional financing to permit it to pay the Prior Bridge Notes, the Unsecured Note, the Sanmina Note and its other obligations, as well as fund the Company’s ongoing obligations. The Company has had some discussions about sources of financing, but does not currently have any sources of or commitments for any such financing. The Company cannot assure you of its ability to obtain additional financing, the amount of any such financing, or the terms if such financing is obtained. The Company’s ability to secure financing, the timing of the financing, the amount of funds secured and the other terms of the financing are subject to numerous conditions, including market conditions, many of which are beyond the Company’s control. If the Company does not secure additional financing when needed, it may be forced to consider alternative methods of maximizing stockholder value, which could include a sale of the Company, asset sales, workout alternatives or bankruptcy.

     The above proposed offering has not been registered under any federal or state securities laws. The securities to be offered and sold in such offering may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the proposed offering or the accuracy or adequacy of the confidential private placement memorandum to be used in connection with the proposed offering. Any representation to the contrary is unlawful.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

4.1	Form of 9% Unsecured Promissory Note, dated March 28, 2002.
4.2	Form of Warrant to Purchase Shares of Common Stock, dated March 28, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIDEO NETWORK COMMUNICATIONS, INC.

Date: April 5, 2002	By: /s/ Robert H. Emery Robert H. Emery Chief Financial Officer, Vice President of Administration and Secretary